Exhibit 99

News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

STANDEX REPORTS FISCAL SECOND QUARTER 2021 FINANCIAL RESULTS

●	Improved Sequential Performance Driven by Revenue Growth at Electronics, Scientific and Engraving Segments
●	Significant Free Cash Flow Generation Fueled by Strong Working Capital Performance
●	Previous Cost Actions Remain on Track, Implementing Additional Productivity Actions
●	Introducing Longer Term Financial Performance Targets

SALEM, NH – February 4, 2021 – Standex International Corporation (NYSE:SXI) today reported financial results for the second quarter of fiscal year 2021 ending December 31, 2020.

Summary Financial Results – Total Standex
($M except EPS and Dividends)	2Q21	2Q20 [1]	1Q21	Y/Y	Q/Q
Net Sales	$156.3	$153.7	$151.3	1.7%	3.3%
Operating Income	$16.7	$17.6	$14.4	-5.1%	16.6%
Net Income from Continuing Ops	$12.0	$12.3	$10.3	-2.3%	16.1%

EBITDA	$25.1	$25.1	$22.7	0.0%	10.6%
EBITDA margin	16.1%	16.4%	15.0%	-30 bps	+110 bps
Adjusted EBITDA	$26.2	$26.6	$24.8	-1.6%	5.6%
Adjusted EBITDA margin	16.8%	17.3%	16.4%	- 50 bps	+40 bps

Diluted EPS	$0.98	$0.99	$0.84	-1.0%	16.7%
Adjusted EPS	$1.05	$0.99	$0.96	6.1%	9.4%
Dividends per share	0.24	0.22	0.22	9.1%	9.1%

2Q Free Cash Flow	$17.0	$3.6	$4.4	370.7%	284.0%
Net Debt to EBITDA	0.9x	0.8x	1.1x	12.0%	-15.5%

1Fiscal second quarter 2020 results have been adjusted to reflect the divestiture of Refrigerated Solutions Group on April 16, 2020

Second Quarter Fiscal 2021 Results

Commenting on the quarter’s results, President and Chief Executive Officer David Dunbar said, “We are very pleased with our second quarter results as our performance improved sequentially, end markets continued to show signs of recovery, and we are well-positioned for a stronger second half in fiscal 2021. In particular, the Electronics and Scientific segments experienced strong demand and have healthy backlogs. Our productivity initiatives are becoming further embedded within the organization, demonstrated by the sequential increase in adjusted operating margin in the quarter. We remain on track to deliver over $7 million in annual savings in fiscal 2021 from our cost actions.

“Our financial profile also further strengthened in the second quarter. We reported free cash flow of $17 million and have generated a 95% free cash flow to net income conversion rate through the first half of fiscal 2021. We ended the quarter with approximately $200 million in available liquidity and a net debt to adjusted EBITDA ratio of 0.9x. We continued to repatriate cash, approximately $17 million in the quarter, and are on track to repatriate about $35 million in fiscal 2021. With our financial position further strengthening, we expect to remain active in opportunistically repurchasing shares.

“In the second quarter, we continued to build on our solid start to the fiscal year and expect stronger results in the second half of fiscal 2021, both sequentially and year-over-year. We are actively engaged with our customers regarding emerging global trends that will shape the future of our end markets such as electric vehicles, renewable energy and 5G. Our technical expertise and strength of client relationships position us well for these opportunities as we continue to build on our portfolio of high-quality businesses. Our ongoing productivity and efficiency initiatives provide further opportunity to leverage these trends,” said Mr. Dunbar.

Outlook

“In fiscal third quarter 2021, we expect a moderate revenue and operating margin improvement compared to fiscal second quarter 2021 results. This reflects a sequential revenue increase at the Electronics, Scientific, Engineering Technologies, and Specialty Solutions segments. Engraving revenue is expected to decline sequentially reflecting both geographic mix and timing of projects but recover in fiscal fourth quarter 2021.

"Over the past few years, we have meaningfully transformed our portfolio around businesses with attractive growth and margin profiles, as well as strong end market and customer value propositions. As a result of these substantial changes, we believe it is now appropriate to provide a longer-term financial outlook.

“Specifically, we are targeting mid-single digit organic revenue growth on a compound annual basis, assuming continued macro-economic recovery, and an EBITDA margin in excess of 20%. We believe a free cash flow conversion ratio of approximately 100% is achievable under these assumptions. It is our expectation that with this financial performance we will increase our return on invested capital to above 12%. Finally, with our substantial financial flexibility, we plan to continue to execute on an active pipeline of organic and inorganic growth opportunities,” concluded Dunbar.

Second Quarter Segment Operating Performance

Electronics (39% of sales; 39% of segment operating income)

	2Q21	2Q20	% Change
Electronics ($M)
Revenue	$60.2	$45.8	31.2%
Operating Income	10.0	7.8	28.1%
Operating Margin	16.6%	17.0%

Revenue increased approximately $14.3 million or 31.2% year-over-year reflecting a 14.5% organic growth rate and 3.6% increase related to foreign exchange. This growth reflected a broad-based geographical recovery with positive trends in markets such as automotive, including electric vehicles, appliances, and semiconductor equipment. The recent Renco acquisition contributed approximately $6 million to revenue or approximately 42% of the increase in year-over-year growth.

Operating income increased approximately $2.2 million or 28.1% year-over-year reflecting operating leverage associated with revenue growth, productivity initiatives, and profit contribution from Renco partially offset by increased raw material prices.

The Company expects a moderate increase in revenue and operating margin compared to fiscal second quarter 2021 due to further growth for relays in solar and electric vehicle applications as well as recovery in reed switch demand in transportation end markets.

Engraving (24% of sales; 26% of segment operating income)

	2Q21	2Q20	% Change
Engraving ($M)
Revenue	$38.0	$38.3	-0.8%
Operating Income	6.5	6.9	-6.0%
Operating Margin	17.1%	18.1%

Revenue decreased approximately $0.3 million or 0.8% year-over-year and operating income was lower by approximately $0.4 million or 6% year-over-year. The results reflected volume decline associated with the economic impact of COVID-19 partially mitigated by ongoing productivity and expense savings initiatives. Sequentially, Engraving revenue increased 4.3% and operating margin improved approximately 100 basis points, reflecting a more favorable geographic mix and read out of productivity and cost actions.

In fiscal third quarter 2021, the Company expects a slight revenue decline and a moderate decline in operating margin compared to fiscal second quarter 2021, reflecting a less favorable geographic mix and timing of projects. The Company expects an increase in Engraving revenue and operating margin on a sequential and year-over-year basis in fiscal fourth quarter 2021.

Scientific (11% of sales; 17% of segment operating income)

	2Q21	2Q20	% Change
Scientific ($M)
Revenue	$17.9	$15.4	16.1%
Operating Income	4.2	4.1	4.4%
Operating Margin	23.7%	26.3%

Revenue increased approximately $2.5 million or 16.1% year-over-year, reflecting positive trends at retail pharmaceutical chains and medical distribution companies, much of it associated with the demand for COVID vaccine storage. Operating income increased $0.1 million or 4.4% year-over-year, reflecting the volume increase balanced with investments to support growth opportunities.

In fiscal third quarter 2021, the Company expects a moderate to strong sequential increase in revenue driven by continued COVID-19 vaccine-storage demand. The Company expects operating margin to be slightly ahead of the second quarter results, reflecting volume increase balanced with reinvestment in the business for R&D and growth opportunities.

Engineering Technologies (11% of sales; 5% of segment operating income)

	2Q21	2Q20	% Change
Engineering Technologies ($M)
Revenue	$17.5	$26.5	-33.9%
Operating Income	1.4	3.4	-60.2%
Operating Margin	7.8%	12.9%

On a year-over-year basis, Engineering Technologies revenue and operating income decreased approximately $9.0 million or 33.9% and $2.1 million or 60.2%, respectively. This reflected the economic impact of COVID-19 on the commercial aviation market, especially engine parts manufacturing. On a sequential basis, operating margin increased approximately 500 basis points on a similar revenue level to fiscal first quarter 2021 as a result of product mix and ongoing productivity actions.

In fiscal third quarter 2021, the Company expects a moderate increase in revenue primarily due to the early stages of recovery in the commercial aviation end market. However. the Company expects operating margin to be sequentially similar to the second fiscal quarter of 2021 due to a higher sales mix of lower margin engine parts, partially offset by productivity initiatives.

Specialty Solutions (15% of sales; 13% of segment operating income)

	2Q21	2Q20	% Change
Specialty Solutions ($M)
Revenue	$22.8	$27.7	-17.8%
Operating Income	3.2	4.3	-26.0%
Operating Margin	14.1%	15.7%

On a year-over-year basis, Specialty Solutions revenue decreased approximately $4.9 million or 17.8% year-over-year with an operating income decline of $1.1 million or 26.0%. This reflected the economic impact of the COVID-19 pandemic on this segment’s end markets. On a sequential basis, the sales decline was primarily associated with seasonality and a lower number of shipping days in the quarter.

In fiscal third quarter 2021, the Company expects a moderate sequential increase in revenue and in operating margin, reflecting a gradual recovery in the food service industry and strong order trends in the refuse markets.

Capital Allocation

●

Share Repurchase: During the fiscal second quarter, the Company repurchased approximately 36,000 shares for $2.5 million. There is approximately $35 million remaining under the Board's current repurchase authorization.

●

Capital Expenditures: In fiscal second quarter 2021, Standex’s cash capital expenditures were $5.3 million compared to $3.7 million in the fiscal second quarter of 2020. Investments were focused on maintenance, safety, and the Company’s highest priority growth initiatives. The Company expects fiscal year 2021 capital expenditures between approximately $25 million to $28 million.

●

Dividends: On January 28, the Company declared a quarterly cash dividend of $0.24 per share, a 9% year-over-year increase. The dividend is payable on February 25, 2021 to shareholders of record on February 10, 2021.

Balance Sheet and Cash Flow Highlights

●

Net Debt: Standex had net debt of $90.9 million at December 31, 2020 compared to $106.2 million at the end of the fiscal first quarter of 2021 and $80.3 million at the end of fiscal 2020. Net debt for the second quarter of 2021 consisted primarily of long-term debt of $200 million and cash and equivalents of $109.1 of which $80.1 million was held by foreign subsidiaries.

Standex repatriated approximately $17 million in fiscal second quarter 2021 and expects to repatriate $35 million in fiscal 2021. The Company’s net debt to Adjusted EBITDA leverage ratio was approximately 0.9x at the end of the fiscal second quarter 2021.

●

Cash Flow: Net cash provided by continuing operating activities for the three months ended December 31, 2020 was $22.3 million. The Company generated free cash flow after capital expenditures of $17.0 million, inclusive of a $4.8 million pension payment, primarily reflecting improvement in working capital management.

Conference Call Details

Standex will host a conference call for investors tomorrow, February 5, 2021 at 8:30 a.m. ET. On the call, David Dunbar, President and CEO, and Ademir Sarcevic, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations,” located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through February 5, 2022. To listen to the teleconference playback, please dial (877) 344-7529 in the U.S. or (412) 317-0088 internationally; the passcode is 10150953. The audio playback via phone will be available through February 12, 2021. The webcast replay can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP adjusted income from operations, non-GAAP adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted EBITDA, adjusted EBITDA to net debt, and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures including the impact of restructuring charges, purchase accounting, insurance recoveries, discrete tax events, and acquisition costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Electronics, Engraving, Scientific, Engineering Technologies, and Specialty Solutions with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Brazil, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Forward-Looking Statements

Statements contained in this Press Release that are not based on historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "should," "could," "may," "will," "expect," "believe," "estimate," "anticipate," "intend," "continue," or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company's business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include, but are not limited to: the impact of pandemics such as the current coronavirus on employees, our supply chain, and the demand for our products and services around the world; materially adverse or unanticipated legal judgments, fines, penalties or settlements; conditions in the financial and banking markets, including fluctuations in exchange rates and the inability to repatriate foreign cash; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, transportation, food service equipment, consumer appliance, energy, oil and gas and general industrial markets; lower-cost competition; the relative mix of products which impact margins and operating efficiencies in certain of our businesses; the impact of higher raw material and component costs, particularly steel, certain materials used in electronics parts, petroleum based products, and refrigeration components; an inability to realize the expected cost savings from restructuring activities including effective completion of plant consolidations, cost reduction efforts including procurement savings and productivity enhancements, capital management improvements, strategic capital expenditures, and the implementation of lean enterprise manufacturing techniques; the potential for losses associated with the exit from or divestiture of businesses that are no longer strategic or no longer meet our growth and return expectations; the inability to achieve the savings expected from global sourcing of raw materials and diversification efforts in emerging markets; the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs; the inability to attain expected benefits from acquisitions and the inability to effectively consummate and integrate such acquisitions and achieve synergies envisioned by the Company; market acceptance of our products; our ability to design, introduce and sell new products and related product components; the ability to redesign certain of our products to continue meeting evolving regulatory requirements; the impact of delays initiated by our customers; and our ability to increase manufacturing production to meet demand; and potential changes to future pension funding requirements. In addition, any forward-looking statements represent management's estimates only as of the day made and should not be relied upon as representing management's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company and management specifically disclaim any obligation to do so, even if management's estimates change.

Contact:

Ademir Sarcevic, CFO

(603) 893-9701

e-mail : InvestorRelations@Standex.com

Standex International Corporation
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2020	2019	2020	2019

Net sales	$156,283	$153,697	$307,569	$309,669
Cost of sales	98,267	95,901	194,816	193,646
Gross profit	58,016	57,796	112,753	116,023

Selling, general and administrative expenses	40,199	38,664	79,069	78,826
Acquisition related costs	570	773	596	1,507
Restructuring costs	509	720	1,996	2,199

Income from operations	16,738	17,639	31,092	33,491

Interest expense	1,601	1,928	3,086	4,050
Other non-operating (income) / expense	(60)	588	(231)	(331)
Total	1,541	2,516	2,855	3,719

Income from continuing operations before income taxes	15,197	15,123	28,237	29,772
Provision for income taxes	3,189	2,831	5,885	6,909
Net income from continuing operations	12,008	12,292	22,352	22,863

Income (loss) from discontinued operations, net of tax	(631)	(54)	(1,258)	1,813

Net income	$11,377	$12,238	$21,094	$24,676

Basic earnings per share:
Income (loss) from continuing operations	$0.98	$0.99	$1.83	$1.85
Income (loss) from discontinued operations	(0.05)	-	(0.10)	0.15
Total	$0.93	$0.99	$1.73	$2.00

Diluted earnings per share:
Income (loss) from continuing operations	$0.98	$0.99	$1.82	$1.84
Income (loss) from discontinued operations	(0.05)	-	(0.10)	0.15
Total	$0.93	$0.99	$1.72	$1.99

Average Shares Outstanding
Basic	12,195	12,376	12,213	12,359
Diluted	12,270	12,455	12,277	12,427

Standex International Corporation
Condensed Consolidated Balance Sheets
(unaudited)

	December 31,	June 30,
(In thousands)	2020	2020

ASSETS
Current assets:
Cash and cash equivalents	$109,110	$118,809
Accounts receivable, net	100,585	98,157
Inventories	90,710	85,031
Prepaid expenses and other current assets	20,430	18,870
Income taxes receivable	6,281	8,194
Current assets- Discontinued Operations	-	2,936
Total current assets	327,116	331,997

Property, plant, equipment, net	135,733	132,533
Intangible assets, net	113,211	106,412
Goodwill	291,836	271,221
Deferred tax asset	16,123	17,322
Operating lease right-of-use asset	44,544	44,788
Other non-current assets	30,094	26,605
Total non-current assets	631,541	598,881

Total assets	$958,657	$930,878

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$55,524	$54,910
Accrued liabilities	59,287	59,929
Income taxes payable	3,075	7,428
Current Liabilities- Discontinued Operations	-	610
Total current liabilities	117,886	122,877

Long-term debt	200,032	199,150
Operating lease long-term liabilities	34,961	36,293
Accrued pension and other non-current liabilities	107,588	110,926
Total non-current liabilities	342,581	346,369

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	76,548	72,752
Retained earnings	843,038	827,656
Accumulated other comprehensive loss	(124,149)	(147,659)
Treasury shares	(339,223)	(333,093)
Total stockholders' equity	498,190	461,632

Total liabilities and stockholders' equity	$958,657	$930,878

Standex International Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended
	December 31,
(In thousands)	2020	2019

Cash Flows from Operating Activities
Net income	$21,094	$24,676
Income (loss) from discontinued operations	(1,258)	1,813
Income from continuing operations	22,352	22,863

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,521	16,066
Stock-based compensation	4,288	4,820
Non-cash portion of restructuring charge	(492)	(149)
Life insurance benefit	-	(1,302)
Contributions to defined benefit plans	(4,880)	(1,932)
Net changes in operating assets and liabilities	(6,281)	(23,636)
Net cash provided by operating activities - continuing operations	31,508	16,730
Net cash provided by (used in) operating activities - discontinued operations	2,254	4,930
Net cash provided by (used in) operating activities	33,762	21,660
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(10,145)	(10,376)
Expenditures for acquisitions, net of cash acquired	(27,398)	-
Other investing activities	275	2,020
Net cash (used in) investing activities from continuing operations	(37,268)	(8,356)
Net cash provided by (used in) investing activities from discontinued operations	-	9,683
Net cash provided by (used in) investing activities	(37,268)	1,327
Cash Flows from Financing Activities
Proceeds from borrowings	17,000	34,700
Payments of debt	(17,000)	(45,500)
Contingent consideration payment	-	(872)
Activity under share-based payment plans	971	1,127
Purchase of treasury stock	(7,593)	(946)
Cash dividends paid	(5,624)	(5,186)
Net cash provided by (used in) financing activities	(12,246)	(16,677)

Effect of exchange rate changes on cash	6,053	(536)

Net changes in cash and cash equivalents	(9,699)	5,774
Cash and cash equivalents at beginning of year	118,809	93,145
Cash and cash equivalents at end of period	$109,110	$98,919

Standex International Corporation
Selected Segment Data
(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
(In thousands)	2020	2019	2020	2019
Net Sales
Electronics	$60,156	$45,834	$115,427	$92,452
Engraving	37,950	38,256	74,351	76,687
Scientific	17,893	15,414	34,556	30,164
Engineering Technologies	17,507	26,495	35,140	51,139
Specialty Solutions	22,777	27,698	48,095	59,227
Total	$156,283	$153,697	$307,569	$309,669

Income from operations
Electronics	$9,962	$7,776	$18,497	$15,875
Engraving	6,501	6,916	12,374	13,454
Scientific	4,234	4,056	8,310	7,761
Engineering Technologies	1,363	3,422	1,831	6,781
Specialty Solutions	3,211	4,341	7,117	9,990
Restructuring	(509)	(720)	(1,996)	(2,199)
Acquisition Related Costs	(570)	(773)	(596)	(1,507)
Corporate	(7,454)	(7,379)	(14,445)	(16,664)
Total	$16,738	$17,639	$31,092	$33,491

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended			Six Months Ended
	December 31,			December 31,
(In thousands, except percentages)	2020	2019	% Change	2020	2019	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Net Sales	$156,283	$153,697	1.7%	$307,569	$309,669	-0.7%
Income from operations, as reported	$16,738	$17,639	-5.1%	$31,092	$33,491	-7.2%
Income from operations margin	10.7%	11.5%		10.1%	10.8%
Adjustments:
Acquisition-related costs	570	773		596	1,507
Restructuring charges	509	720		1,996	2,199
Purchase accounting expenses	-	-		592	-
Adjusted income from operations	$17,817	$19,132	-6.9%	$34,276	$37,197	-7.9%
Adjusted income from operations margin	11.4%	12.4%		11.1%	12.0%
Interest and other income (expense), net	(1,541)	(2,516)		(2,855)	(3,719)
Life insurance benefit	-	-		-	(1,302)
Provision for income taxes	(3,189)	(2,831)		(5,885)	(6,909)
Other foreign tax adjustments	-	(722)		(196)	(722)
Tax impact of above adjustments	(226)	(714)		(662)	(973)
Net income from continuing operations, as adjusted	$12,862	$12,349	4.1%	$24,678	$23,572	4.7%

EBITDA and Adjusted EBITDA:
Net income (loss) from continuing operations, as reported	$12,008	$12,292	-2.3%	$22,352	$22,863
Net income from continuing operations margin	7.7%	8.0%		7.3%	7.4%
Add back:
Provision for income taxes	3,189	2,831		5,885	6,909
Interest expense	1,601	1,928		3,086	4,050
Depreciation and amortization	8,328	8,085		16,521	16,066
EBITDA	$25,126	$25,136	0.0%	$47,844	$49,888	-4.1%
EBITDA Margin	16.1%	16.4%		15.6%	16.1%
Adjustments:
Acquisition-related costs	570	773		596	1,507
Restructuring charges	509	720		1,996	2,199
Life insurance benefit	-	-		-	(1,302)
Purchase accounting expenses	-	-		592	-
Adjusted EBITDA	$26,205	$26,629	-1.6%	$51,028	$52,292	-2.4%
Adjusted EBITDA Margin	16.8%	17.3%		16.6%	16.9%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$22,276	$7,289		$31,508	$16,730
Less: Capital expenditures	(5,325)	(3,688)		(10,145)	(10,376)
Free operating cash flow	$16,951	$3,601		$21,363	$6,354

Standex International Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)

	Three Months Ended			Six Months Ended
Adjusted earnings per share from continuing operations	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change

Diluted earnings per share from continuing operations, as reported	$0.98	$0.99	-1.0%	$1.82	$1.84	-1.1%

Adjustments:
Acquisition-related costs	0.04	0.03		0.04	0.09
Restructuring charges	0.03	0.03		0.13	0.13
Life insurance benefit	-	-		-	(0.10)
Other foreign tax adjustments	-	(0.06)		(0.02)	(0.06)
Purchase accounting expenses	-	-		0.04	-
Diluted earnings per share from continuing operations, as adjusted	$1.05	$0.99	6.1%	$2.01	$1.90	5.9%